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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the registration statement on Form S-3
(No. 333-83992) and to the incorporation by reference therein of our report dated February 12, 2002, with respect to the consolidated financial statements of StemCells, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Palo Alto, California
September 13, 2002